UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2011

PennyMac Mortgage Investment Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34416	27-0186273
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

27001 Agoura Road, Calabasas, California	91301
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2011, PennyMac Mortgage Investment Trust (the “Company”), through two of its wholly-owned subsidiaries, PennyMac Corp. (“PMC”) and PennyMac Mortgage Investment Trust Holdings I, LLC (“PMITH”), entered into an amendment (the “Amendment”) to its master repurchase agreement, dated December 9, 2010 (the “Repurchase Agreement”), by and among Citibank, N.A. (“Citi”) and PMC, PMITH and PennyMac Loan Services, LLC (“PLS”).

Pursuant to the terms of the Repurchase Agreement, PMC and PMITH may sell to, and later repurchase from, Citi distressed residential mortgage loans.  The principal amount paid by Citi is based on a percentage of the market value of the mortgage loans.  Upon the repurchase, or the sale, securitization or liquidation, of a mortgage loan, PMC or PMITH, as applicable, is required to repay Citi the principal amount related to such mortgage loan plus accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the date of such repurchase, sale, securitization or liquidation.  The Repurchase Agreement is committed for a period of 364 days, and the obligations of PMC and PMITH are fully guaranteed by the Company. The mortgage loans are serviced by PLS pursuant to the terms of the Repurchase Agreement.  Other material terms of the Repurchase Agreement and related guaranty are described more fully in the Company’s Current Report on Form 8-K filed on December 15, 2010.

Under the terms of the Amendment, the maximum aggregate purchase price provided for in the Repurchase Agreement was increased from $125 million to $250 million.  In addition, the Company, through PMC and PMITH, is required to pay Citi a fee for the structuring of the Amendment, as well as certain other administrative costs and expenses.  All other terms and conditions of the Repurchase Agreement and the related guaranty remain the same in all material respects.

The Company has purchased, and may in the future purchase, mortgage loans and other mortgage-related assets from time to time in the ordinary course of its business from one or more affiliates of Citi, and an affiliate of Citi, Citigroup Global Markets Inc., was the lead underwriter in connection with the Company’s public offering of its common shares of beneficial interest, par value $0.01 per share, as described more fully in its Prospectus Supplement dated February 10, 2011.  PLS is the Company’s loan servicer pursuant to a loan servicing agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which has been filed with this Current Report on Form 8-K as Exhibit 1.1, and the full text of the Repurchase Agreement and the related guaranty, which were filed as Exhibits 1.1 and 1.2, respectively, to the Company’s Current Report on Form 8-K filed on December 15, 2010.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Amendment Number One to Master Repurchase Agreement, dated as of February 25, 2011, by and among Citibank, N.A. and PennyMac Corp., PennyMac Mortgage Investment Trust Holdings I, LLC and PennyMac Loan Services, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: March 3, 2011	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Amendment Number One to Master Repurchase Agreement, dated as of February 25, 2011, by and among Citibank, N.A. and PennyMac Corp., PennyMac Mortgage Investment Trust Holdings I, LLC and PennyMac Loan Services, LLC